                                                                Exhibit 23(g)(2)


                                    FORM OF
                        FOREIGN CUSTODY MANAGER AGREEMENT


      AGREEMENT    made   as   of    ______________________,     200_    between
___________________________________________________  (the  "Fund")  and The Bank
of New York ("BNY").


                              W I T N E S S E T H:

      WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

      WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

      NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:



                                   ARTICLE I.
                                   DEFINITIONS

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      1. "BOARD" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

      2. "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning provided in the Rule.

      3. "MONITORING SYSTEM" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

      4. "RESPONSIBILITIES" shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

      5. "RULE" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended on June 12, 2000.

      6. "SPECIFIED COUNTRY" shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to The Bank of New York as custodian (the "Custodian") under its Custody Agreement with the Fund.

                                   ARTICLE II.
                        BNY AS A FOREIGN CUSTODY MANAGER

      1. The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

      2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's assets would exercise.

      3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.

                                  ARTICLE III.
                                RESPONSIBILITIES

      1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such arrangement; and (e) advise the Fund whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule.

      2. For purposes of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian's use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country's financial infrastructure; (c) such country's prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

                                   ARTICLE IV.
                                 REPRESENTATIONS

      1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present, and (c) the Board or the Fund's investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other country.

      2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; and (c) BNY has established the Monitoring System.

                                   ARTICLE V.
                                 CONCERNING BNY

      1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

      2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

      3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

      4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                   ARTICLE VI.
                                  MISCELLANEOUS

      1. This Agreement constitutes the entire agreement between the Fund and BNY as a foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

      2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 100 Church Street, 10th Floor, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

      3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at ________________________________________________________
or at such other place as the Fund may from time to time designate in writing.

      4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

      5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

      6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

      7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

      8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty
(30) days after the date of such notice.

      IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.


                                    ________________________________



                                    By:________________________________

                                    Title:

                                    Tax Identification No.:





                                    THE BANK OF NEW YORK



                                    By:________________________________

                                    Title:

                                   SCHEDULE I
                               SPECIFIED COUNTRIES

COUNTRY/                                                         COUNTRY/
MARKET                  SUBCUSTODIAN(S)                          MARKET                SUBCUSTODIAN(S)
----------------------------------------------------------------------------------------------------------------------------------
ARGENTINA               Banco Rio de la Plata                    LITHUANIA             Vilniaus Bankas
AUSTRALIA               National Australia Bank Ltd.             LUXEMBOURG            Banque et Caisse d'Epargne de l'Etat
AUSTRIA                 Bank Austria AG                          MALAYSIA              HongKong Bank Malaysia Berhad
BAHRAIN                 HSBC Bank Middle East                    MALI                  Societe Generale de Banques en Cote d'Ivoire
BANGLADESH              Standard Chartered Bank                  MALTA                 HSBC Bank Malta p.l.c.
BELGIUM                 Banque Bruxelles Lambert                 MAURITIUS             HSBC
BENIN                   Societe Generale de Banques en Cote      MEXICO                Banco Nacional de Mexico
                        d'Ivoire
BERMUDA                 Bank of Bermuda Limited                  MOROCCO               Banque Commerciale du Maroc
BOLIVIA                 Citibank, N.A.                           NAMIBIA               Stanbic Bank Namibia Limited
BOTSWANA                Barclays Bank of Botswana Ltd.           NETHERLANDS           Fortis Bank (Nederland) N.V.
BRAZIL                  BankBoston, N.A.                         NEW ZEALAND           National Australia Bank Ltd.
                                                                                       (National Nominees Ltd.)
BULGARIA                ING Bank                                 NIGER                 Societe Generale de Banques en Cote
                                                                                       d'Ivoire
BURKINA FASO            Societe Generale de Banques en Cote      NIGERIA               Stanbic Merchant Bank Nigeria Limited
                        d'Ivoire
CANADA                  Royal Bank of Canada                     NORWAY                Den norske Bank ASA
CHILE                   BankBoston, N.A.                         OMAN                  HSBC Bank Middle East
CHINA                   Standard Chartered Bank                  PAKISTAN              Standard Chartered Bank
COLOMBIA                Cititrust Colombia S.A.                  PALESTINIAN           HSBC Bank Middle East
                                                                 AUTONOMOUS AREA
COSTA RICA              Banco BCT                                PANAMA                BankBoston, N.A.
CROATIA                 Privredna Banka Zagreb d.d.              PERU                  Citibank, N.A.
CYPRUS                  Bank of Cyprus                           PHILIPPINES           HSBC
CZECH REPUBLIC          Ceskoslovenska Obchodni Banka A.S.       POLAND                Bank Handlowy W Warszawie S.A.
DENMARK                 Den Danske Bank                          PORTUGAL              Banco Comercial Portugues
EASDAQ                  Banque Bruxelles Lambert                 QATAR                 HSBC Bank Middle East
ECUADOR                 Citibank, N.A.                           ROMANIA               ING Bank
EGYPT                   Citibank, N.A.                           RUSSIA                Vneshtorgbank (Min Fin Bonds only)/
                                                                                       Credit Suisse First Boston AO
ESTONIA                 Hansabank Limited                        SENEGAL               Societe Generale de Banques en Cote
                                                                                       d'Ivoire
EUROMARKET              Clearstream                              SINGAPORE             United Overseas Bank Limited/
                                                                                       The Development Bank of Singapore Ltd.
EUROMARKET              Euroclear                                SLOVAK REPUBLIC       Ceskoslovenska Obchodni Banka, a.s.
FINLAND                 Merita Bank plc                          SLOVENIA              Bank Austria Creditanstalt d.d.
                                                                                       Ljubljana
FRANCE                  BNP Paribas / Credit Agricole Indosuez   SOUTH AFRICA          Societe Generale, Johannesburg /
                                                                                       The Standard Bank of South Africa
                                                                                       Limited
GERMANY                 Dresdner Bank AG                         SOUTH KOREA           Standard Chartered Bank
GHANA                   Barclays Bank of Ghana Ltd.              SPAIN                 Banco Bilbao Vizcaya Argentaria S.A.
                                                                                       (BBVA) / Banco Santander Central Hispano
                                                                                       (BSCH)
GREECE                  BNP Paribas                              SRI LANKA             Standard Chartered Bank
GUINEA BISSAU           Societe Generale de Banques en Cote      SWAZILAND             Standard Bank Swaziland Limited
                        d'Ivoire
HONG KONG               HSBC                                     SWEDEN                Skandinaviska Enskilda Banken
HUNGARY                 Citibank Budapest Rt.                    SWITZERLAND           Credit Suisse First Boston
ICELAND                 Landsbanki Islands                       TAIWAN                HSBC
INDIA                   HSBC / Deutsche Bank AG                  THAILAND              Standard Chartered Bank/
                                                                                       Bangkok Bank Public Company Limited
INDONESIA               HSBC                                     TOGO                  Societe Generale de Banques en Cote
                                                                                       d'Ivoire
IRELAND                 Allied Irish Banks, plc                  TRINIDAD & TOBAGO     Republic Bank Limited
ISRAEL                  Bank Leumi LE - Israel B.M.              TUNISIA               Banque Internationale Arabe de Tunisie
ITALY                   Banca Commerciale Italiana / BNP         TURKEY                Osmanli Bankasi A.S. (Ottoman Bank)
                        Paribas
IVORY COAST             Societe Generale - Abidjan               UNITED ARAB EMIRATES  HSBC Bank Middle East, Dubai
JAMAICA                 CIBC Trust & Merchant Bank Jamaica Ltd.  UKRAINE               ING Bank
JAPAN                   The Bank of Tokyo-Mitsubishi Limited/    UNITED KINGDOM        The Bank of New York /
                        The Fuji Bank, Limited                                         The Depository & Clearing Centre (DCC)
JORDAN                  HSBC Bank Middle East                    UNITED STATES         The Bank of New York
KAZAKHSTAN              ABN/AMRO                                 URUGUAY               BankBoston, N.A.
KENYA                   Barclays Bank of Kenya Ltd.              VIETNAM               HSBC - Ho Chi Minh City
LATVIA                  Hansabanka Limited                       VENEZUELA             Citibank, N.A.
LEBANON                 HSBC Bank Middle East                    ZAMBIA                Barclays Bank of Zambia Ltd.
                                                                 ZIMBABWE              Barclays Bank of Zimbabwe Ltd.